As filed with the Securities and Exchange Commission on October 24, 2014

Registration No. 333-198793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	1531	33-0864902
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

WILLIAM LYON HOMES, INC.

(Exact name of registrant as specified in its charter)

California	1531	33-0253855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AND

The Other Registrants Named in the Table of Additional Registrants Below

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(949) 833-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Lyon

Chief Executive Officer

William Lyon Homes

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(949) 833-3600

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cary Hyden, Esq.

Michael A. Treska, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Class A Common stock, par value $0.01 per share, of William Lyon Homes	(1)(2)
Preferred Stock, par value $0.01 per share, of William Lyon Homes	(1)(2)
Debt Securities of William Lyon Homes	(1)
Debt Securities of William Lyon Homes, Inc.	(1)
Guarantees of Debt Securities of William Lyon Homes and William Lyon Homes, Inc.	(3)(4)
Total	$600,000,000(5)	$77,280(6)(7)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)	Includes rights to acquire Class A Common Stock or preferred stock of William Lyon Homes under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)	Consists of (i) guarantees of debt securities of William Lyon Homes, Inc. by any one or more of William Lyon Homes and/or the guarantor registrants listed on the Table of Additional Registrants below and (ii) guarantees of debt securities of William Lyon Homes by William Lyon Homes, Inc. and/or any one or more of the guarantor registrants listed on the Table of Additional Registrants below.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable for the guarantees.
(5)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Class A Common Stock that are issued upon conversion of debt securities or preferred stock registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $600,000,000.
(6)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(7)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of the Debt Securities)

Exact Name as specified in its charter *	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
California Equity Funding, Inc.	California	1531	33-0830016
PH-LP Ventures	California	1531	33-0799119
Duxford Financial, Inc.	California	1531	33-0640824
Sycamore CC, Inc.	California	1531	33-0981307
Presley CMR, Inc.	California	1531	33-0603862
William Lyon Southwest, Inc.	Arizona	1531	86-0978474
PH-Rielly Ventures	California	1531	33-0827710
HSP Inc.	California	1531	33-0636045
PH Ventures-San Jose	California	1531	33-0785089
Presley Homes	California	1531	33-0905035
WLH Enterprises	California	1531	33-0013333
Lyon East Garrison Company I, LLC	California	1531	41-2065692
Lyon Waterfront LLC	Delaware	1531	04-3671928
Circle G at the Church Farm North Joint Venture, LLC	Arizona	1531	20-3431322
Mountain Falls, LLC	Nevada	1531	20-1119631
Mountain Falls Golf Course, LLC	Nevada	1531	20-1223291
Polygon WLH LLC	Delaware	1531	47-1450060
Cascadian South L.L.C.	Oregon	1531	20-2079637
460 Central, L.L.C.	Washington	1531	61-1721676
Baseline Woods SFD I, L.L.C.	Washington	1531	30-0758135
Baseline Woods SFD II, L.L.C.	Washington	1531	80-0904432
Baseline Woods West, L.L.C.	Washington	1531	80-0900060
Bethany Creek Falls, L.L.C	Washington	1531	37-1749247
Brownstone At Issaquah Highlands, L.L.C.	Washington	1531	38-3890401
Bryant Heights, L.L.C.	Washington	1531	32-0419724
Bull Mountain Ridge, L.L.C.	Washington	1531	36-4787754
Calais At Villebois, L.L.C.	Washington	1531	36-4784375
Cascadian King Company, L.L.C.	Washington	1531	20-2079561
Cascara At Redmond Ridge, L.L.C.	Washington	1531	36-4762776
Cedar Falls Way LLC	Washington	1531	27-2254716
Cornelius Pass Townhomes, L.L.C.	Washington	1531	36-4788175
Edgewater Tualatin, L.L.C.	Washington	1531	45-2544575
Grande Pointe At Villebois, L.L.C.	Washington	1531	32-0439430
High Point III, L.L.C.	Washington	1531	45-3058340
Highcroft at Sammamish, L.L.C.	Washington	1531	32-0416990
Issaquah Highlands Investment Fund, L.L.C.	Washington	1531	37-1741558
Les Bois At Villebois, L.L.C.	Washington	1531	38-3916750
Mill Creek Terrace, L.L.C.	Washington	1531	61-1712661
Murray & Weir SFD, L.L.C.	Washington	1531	80-0872762
Orenco Woods SFD, L.L.C.	Washington	1531	37-1747850
Peasley Canyon Homes, L.L.C.	Washington	1531	30-0798985
PNW Cascadian Company, L.L.C.	Washington	1531	20-2079495
Polygon At Brenchley Estates, L.L.C.	Washington	1531	30-0781866
Polygon At Sunset Ridge, L.L.C.	Washington	1531	36-4785359
Polygon At Villebois II, L.L.C.	Washington	1531	35-2440012
Polygon At Villebois III, L.L.C.	Washington	1531	38-3889651
Polygon At Villebois IV, L.L.C.	Washington	1531	90-0955097
Polygon At Villebois V, L.L.C.	Washington	1531	61-1711098
Polygon Northwest Company, L.L.C.	Washington	1531	91-1540522
Polygon Paymaster, L.L.C.	Washington	1531	91-2105569
Ridgeview Townhomes, L.L.C.	Washington	1531	27-3496638
Riverfront MF, L.L.C.	Washington	1531	35-2478777
Riverfront SF, L.L.C.	Washington	1531	32-0412982
Silverlake Center, L.L.C.	Washington	1531	38-3923758
Spanaway 230, L.L.C.	Washington	1531	61-1677929
Sparrow Creek, L.L.C.	Washington	1531	38-3932588
The Reserve At Maple Valley, L.L.C.	Washington	1531	37-1714339
The Reserve At North Creek, L.L.C.	Washington	1531	36-4727473
Twin Creeks At Cooper Mountain, L.L.C.	Washington	1531	90-0899730
Viewridge At Issaquah Highlands, L.L.C.	Washington	1531	80-0839321
W.R. Townhomes F, L.L.C.	Washington	1531	20-1800310

*	Each additional registrant is a wholly-owned direct or indirect subsidiary of William Lyon Homes. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 24, 2014.

PROSPECTUS

$600,000,000

WILLIAM LYON HOMES

WILLIAM LYON HOMES, INC.

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

William Lyon Homes, a Delaware corporation, or Parent, may offer and sell, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of its Class A Common Stock, (ii) shares of its preferred stock, which may be issued in one or more series, and (iii) debt securities, which may be senior, senior subordinated or subordinated. The debt securities offered and sold by Parent may be fully and unconditionally guaranteed by one or more of its subsidiaries. In addition, William Lyon Homes, Inc., a California corporation, or California Lyon, may offer and sell debt securities, which may be senior, senior subordinated or subordinated, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. The debt securities offered and sold by California Lyon will be fully and unconditionally guaranteed by Parent and also may be fully and unconditionally guaranteed by one or more of Parent’s other subsidiaries. Parent and California are sometimes referred to in this prospectus as the “issuers.”

The Class A Common Stock, preferred stock, debt securities and guarantees being offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” The securities may be offered in amounts, at prices and on terms determined at the time of the offering of such securities. However, the securities will have a maximum aggregate offering price of $600,000,000. The specific terms of the securities will be provided in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

The securities may be offered directly by the applicable issuer, through agents designated from time to time or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Parent’s Class A Common Stock is listed on the New York Stock Exchange under the symbol “WLH.” On October 23, 2014, the last reported sale price of Parent’s Class A Common Stock on the New York Stock Exchange was $24.10 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $600,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, references to the “Company,” “we,” “us,” and “our,” and similar expressions, refer to William Lyon Homes, a Delaware corporation, and its subsidiaries. In addition, “Parent” refers to William Lyon Homes and “California Lyon” refers to William Lyon Homes, Inc., a California corporation and wholly owned subsidiary of Parent.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.lyonhomes.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014.

•	Our Current Reports on Form 8-K filed with the SEC on February 27, 2014, March 25, 2014, March 26, 2014, April 1, 2014, May 28, 2014, June 23, 2014, July 30, 2014, August 1, 2014 and August 13, 2014.

•	Our Current Report on Form 8-K/A filed with the SEC on September 16, 2014.

•	The description of our Class A Common Stock contained in the our registration statement on Form 8-A, filed with the SEC on May 15, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

William Lyon Homes

Attention: Corporate Secretary

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Tel: (949) 833-3600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Our Company

We are one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, we are primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Our core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. We have a distinguished legacy of more than 58 years of homebuilding operations, over which time we have sold in excess of 93,000 homes.

We have a significant expertise in understanding the needs of our homebuyers and designing our product offerings to meet those needs. This allows us to maximize the yield on our land investments by tailoring our home offerings to meet the buyer demands in each of our markets. We build and sell across a diverse range of product lines at a variety of price points with an emphasis on sales to entry-level, first-time move-up and second-time move-up homebuyers. We are committed to achieving the highest standards in design, quality and customer satisfaction and have received numerous industry awards and commendations recognizing our achievements throughout our operating history.

Corporate Information and History

Our predecessor, The Presley Companies, or Presley, was formed in 1956. In 1987, General William Lyon purchased 100% of the stock of Presley, which subsequently went public in 1991 and was listed on The New York Stock Exchange, or the NYSE, under the symbol “PDC.” In 1999, Presley acquired William Lyon Homes, Inc., a California corporation, and changed its name to William Lyon Homes and its ticker symbol to “WLS.” The Company was subsequently taken private in 2006 by way of a tender offer by General William Lyon for the shares of the Company that were then publicly owned.

In May 2013, we completed our initial public offering, and shares of our Class A Common Stock began trading on the NYSE under the ticker symbol “WLH.” Today, our principal executive offices are located at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660 and our telephone number is (949) 833-3600. Our website address is www.lyonhomes.com. Information contained on the Company’s website is not a part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only. We were incorporated in the State of Delaware on July 15, 1999.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the six months ended June 30, 2014 and the year ended December 31, 2013, our earnings were in excess of fixed charges. The following table presents our historical ratio of earnings to fixed charges and amount of excess of fixed charges and preferred stock dividends to earnings, as applicable, for the periods indicated.

	Successor(1)			Predecessor(1)
	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Period From February 25, through December 31, 2012	Period from January 1, through February 24, 2012	Year Ended December 31,
					2011	2010	2009
Ratio of earnings to fixed charges(2)	2.20x	2.72x	1.02x	—	—	—	—
Excess of fixed charges to earnings (loss)(2)	$—	$—	$—	$(16,050)	$(86,347)	$(52,871)	$(150,218)
Excess of combined fixed charges and preferred stock dividends to earnings (loss)(2)	$—	$—	$(2,097)	N/A	N/A	N/A	N/A

(1)	Successor refers to William Lyon Homes and its consolidated subsidiaries on and after the February 25, 2012, or the Emergence Date, after giving effect to: (i) the cancellation of shares of our common stock issued prior to February 25, 2012; (ii) the issuance of shares of new common stock, and settlement of existing debt and other adjustments in accordance with the Company’s prepackaged joint plan of reorganization in February 2012, or the Plan; and (iii) the application of fresh start accounting. Predecessor refers to William Lyon Homes and its consolidated subsidiaries up to the Emergence Date. In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for 2012 separately present the period from January 1, 2012 through February 24, 2012 as the pre-emergence, predecessor entity and the period from February 25, 2012 through December 31, 2012 and all subsequent periods as the successor entity. As such, the application of fresh start accounting is reflected in the period from February 25, 2012 through December 31, 2012 and not the period from January 1, 2012 through February 24, 2012. Certain statistics including (i) net new home orders, (ii) average number of sales locations, (iii) backlog, (iv) number of homes closed, (v) homes sales revenue and (vi) average sales price of homes closed are not affected by the fresh start accounting.
(2)	The term “fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) portion of rent expense considered to be interest, and (d) preference security dividend requirements of consolidated subsidiaries. The term “preference security dividend” is the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities. The term “earnings” means the sum of (a) pre-tax income from continuing operations and (b) fixed charges.

DESCRIPTION OF PARENT’S CAPITAL STOCK

The following is a general description of the terms and provisions of Parent’s Third Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and Parent’s Amended and Restated Bylaws, or the bylaws, and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of Parent’s capital stock, the Certificate of Incorporation and the bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certification of Incorporation and the bylaws. The Certificate of Incorporation and the bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 190,000,000 shares, 150,000,000 of which are designated as Class A Common Stock with a par value of $0.01 per share, or Class A Common Stock, 30,000,000 of which are designated as Class B Common Stock with a par value of $0.01 per share, or Class B Common Stock, and 10,000,000 of which are designated as preferred stock with a par value of $0.01 per share, or preferred stock. As of October 23, 2014, there were 27,431,347 shares of Class A Common Stock outstanding, 3,813,884 shares of Class B Common Stock outstanding and no shares of preferred stock outstanding. We have reserved an aggregate of 3,636,363 shares of Class A Common Stock for issuance to our current and future directors, employees and consultants pursuant to the William Lyon Homes 2012 Equity Incentive Plan. In addition, 1,907,550 shares of Class B Common Stock are issuable upon exercise of a warrant, or the Class B Warrant, currently held by Lyon Shareholder 2012, LLC, or Lyon LLC.

Common Stock

The Certificate of Incorporation divides our common stock into two classes of common stock, Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock and Class B Common Stock have identical rights, except with respect to certain voting, conversion and preemptive rights as further described below. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. Holders of our common stock have no preference, exchange, sinking fund, redemption or appraisal rights and, except as provided below, have no preemptive rights to subscribe for any of our securities.

Voting. On all matters on which the holders of our common stock are entitled to vote, prior to the conversion of all outstanding shares of our Class B Common Stock, each share of Class A Common Stock is entitled to one vote per share, while our Class B Common Stock is entitled to five votes per share. Following the conversion of all outstanding shares of our Class B Common Stock, each share of common stock is entitled to one vote per share.

Mandatory Conversion of Class B Common Stock. Each share of Class B Common Stock will automatically convert into one share of Class A Common Stock if a majority of the shares of Class B Common Stock then-outstanding vote in favor of such conversion. If, at any time, any share of Class B Common Stock is not owned, beneficially or of record, by either General William Lyon or William H. Lyon, their siblings, spouses and lineal descendants (including by step-, adoptive and similar relationships), any entities wholly owned by one or more of the foregoing persons, or any trusts or other estate planning vehicles for the benefit of any of the foregoing, then such share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

Optional Conversion of Class B Common Stock. Holders of Class B Common Stock may elect at any time to convert any or all of their shares into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock.

Status of Converted Class B Common Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock, the shares of Class B Common Stock will be cancelled and will no longer be issuable by us.

Dividend Rights. Subject to applicable law, any contractual restrictions and the rights of the holders of any outstanding series of preferred stock, if any, holders of our common stock are entitled to receive such dividends and other distributions that our board of directors may declare from time to time in its sole discretion. Additionally, the payment of cash dividends is subject to certain restrictions under the terms of the agreements governing our debt. Any dividends declared by the board of directors on a share of our common stock will be declared in equal amounts with respect to each share of every class of common stock. If dividends are declared on our common stock that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for our common stock, the dividends payable to the holders of each class of our common stock will be paid only in kind for the same class of common stock (or in securities convertible into, or exercisable or exchangeable for in kind shares) and such dividends will be paid in the same number of shares (or fraction thereof) of common stock (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on an in kind per share basis).

Liquidation Rights. Upon our dissolution, liquidation or winding up, whether voluntary or involuntary, subject to the rights of the holders of any outstanding series of preferred stock, if any, and after payments on our debts and other liabilities, holders of our common stock are entitled to receive our assets available for distribution to our stockholders ratably in proportion to the number of shares of Class A Common Stock that such holders would have held if all shares of Class B Common Stock were converted into Class A Common Stock prior to any such dissolution, liquidation or winding up.

Preemptive Rights. The Certificate of Incorporation provides that, for so long as any shares of Class B Common Stock remain outstanding, in the event we issue new shares of Class A Common Stock (including upon the exchange or conversion of securities exchangeable for or convertible into shares of Class A Common Stock or upon the exercise of warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire shares of Class A Common Stock), subject to certain exceptions, the holders of our Class B Common Stock shall have the option to purchase from us new shares of Class B Common Stock up to the amount needed to maintain their then-existing voting percentage ownership, after giving effect to the issuance. Such shares of Class B Common Stock will be acquired at the same cash price per share of Class B Common Stock as the price per share of Class A Common Stock sold by us in connection with such issuance of shares of Class A Common Stock (or, in the case of shares of Class A Common Stock issued upon the exchange or conversion of securities exchangeable for or convertible into shares of Class A Common Stock or upon the exercise of warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire shares of Class A Common Stock, a price equal to the per share price of the Class A Common Stock at the close of business on the date of such grant or issuance) or, if the price to be paid by a purchaser is consideration other than cash, then at a cash price that is substantially equal in value to such other consideration as determined in good faith by our board of directors (which determination shall be final and binding on all interested parties).

Preferred Stock

The Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock may have the effect of decreasing the market price of our Class A Common Stock, may adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter and Bylaw Provisions

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a merger or other business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

(1) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to certain exclusions; or

(3) on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an “interested stockholder” as:

(1) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation;

(2) any entity or person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

(3) the affiliates or associates of any such entities or persons.

The provisions of Section 203 of the DGCL described above could have the following effects on us, among others:

(1) delaying, deferring or preventing a change in control;

(2) delaying, deferring or preventing the removal of existing management;

(3) deterring potential acquirers from making an offer to our stockholders; and

(4) limiting any opportunity of our stockholders to realize premiums over prevailing market prices of the common stock in connection with offers by potential acquirers.

This could be the case even if a majority of our stockholders might benefit from a change of control or offer.

Special Meetings of Stockholders. The Certificate of Incorporation provides that special meetings of the stockholders may be called by our board of directors, the Chairman of the Board, the Chief Executive Officer, or the lead independent director and not by stockholders.

No Action by Written Consent. The Certificate of Incorporation provides that all actions to be taken by holders of our common stock must be taken at a special or annual meeting, and not by written consent.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Classified Board; Election and Removal of Directors. Upon the conversion of all outstanding shares of our Class B Common Stock into Class A Common Stock, our board of directors will be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of such directors. The board of directors is authorized to assign members of the board of directors already in office to their respective class. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. In addition, once our board of directors is divided into three classes, the removal of any of our directors without cause will require the approval of at least 66 2⁄3% of the voting power of our then-outstanding shares of stock entitled to vote thereon, voting as a single class. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Conflicts of Interest. Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our non-employee directors. The Certificate of Incorporation provides that, to the fullest extent permitted by law, each of our directors who is not also one of our officers or employees (along with his or her respective affiliates) will have no duty to refrain from: (i) engaging in the same or similar activities or lines of business in which we or our affiliates now engage or in which we propose to engage; or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of Bylaws. The amendment, alteration, repeal or rescission of our bylaws by our stockholders requires approval by holders of at least 66 2⁄3% of the voting power of our then-outstanding voting stock, voting as a single class.

Amendment of Certificate of Incorporation. The amendment, repeal or rescission of the Certificate of Incorporation requires approval by holders of at least 66 2⁄3% of the voting power of our then-outstanding voting stock, voting as a single class.

Choice of Forum. The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, the Certificate of Incorporation, our bylaws or any action asserting a claim against us governed by the internal affairs doctrine.

Registration Rights Agreements

On the effective date of the Plan, we entered into registration rights agreements with each of the holders of our Class A Common Stock, our Class B Common Stock and our previously outstanding Class C Common Stock and Convertible Preferred Stock. We refer to these agreements collectively as the “Registration Rights Agreements.”

On October 12, 2012, we entered into a Subscription Agreement, or the Subscription Agreement, with WLH Recovery Acquisition LLC, a Delaware limited liability company and investment vehicle managed by affiliates of Paulson & Co. Inc., or Paulson, pursuant to which we issued to WLH Recovery Acquisition LLC (i) 15,238,095 shares of our Class A Common Stock and (ii) 12,173,913 shares of our previously outstanding Convertible Preferred Stock. (The share numbers in the preceding sentence do not give effect to the Common Stock Recapitalization described in the following paragraph.) We refer to the entry into the Subscription Agreement and the related issuances of Class A Common Stock and Convertible Preferred Stock as the “Paulson Transaction.” In connection with the Paulson Transaction, the agreements with the holders of the Class A Common Stock and the holders of the Convertible Preferred Stock and Class C Common Stock were amended to include in such agreements the shares issued to Paulson so that Paulson may become a party to such agreements with equal rights, benefits and obligations as the other stockholders who are parties thereto.

In May 2013, in connection with our initial public offering, we effected a 1-for-8.25 reverse stock split with respect to each of our Class A Common Stock and Class B Common Stock, and all of our previously outstanding shares of Class C Common Stock and Convertible Preferred Stock were converted into shares of Class A Common Stock on a one-for-one basis and as automatically adjusted for the reverse stock split. We collectively refer to this reverse stock split and conversion as the “Common Stock Recapitalization.” The Registration Rights Agreements continue to apply to shares of Class A Common Stock issued upon conversion of the shares of Class C Common Stock and Convertible Preferred Stock, and issuable upon conversion of the outstanding shares of Class B Common Stock, as applicable, so long as such shares of Class A Common Stock continue to qualify as “registrable securities” as defined in such agreements. Pursuant to the Registration Rights Agreements, and in fulfillment of the ongoing contractual obligations described above, we filed a registration statement on Form S-3 (File No. 333-194517), which was declared effective on March 20, 2014.

The Registration Rights Agreements do not provide for any cash penalties, liquidated damages or other specific penalties resulting from delays in registering the securities covered by each of the agreements. The holders of the securities covered by the Registration Rights Agreements have the right to pursue an injunction in order to prevent a breach and to enforce their rights under the Registration Rights Agreements. We may be required to pay reasonable legal fees and expenses incurred in connection with such enforcement proceedings.

Class B Warrant

Pursuant to the Class B Warrant, Lyon LLC may purchase up to 1,907,550 shares of our Class B Common Stock at $17.08 per share (after giving effect to the Common Stock Recapitalization). The original term of the Class B Warrant was five years, and it would expire on February 24, 2017. In connection with the adoption of the Certificate of Incorporation, the Class B Warrant was amended to extend the term to 10 years, and the Class B Warrant will now expire on February 24, 2022. Lyon LLC is managed by William H. Lyon, and all interests in Lyon LLC are held for the benefit of William H. Lyon.

Limitation of Liability and Indemnification Matters

We have entered into indemnification agreements with each of our executive officers and directors pursuant to which we have agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our executive officers and directors pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

National Market Listing

Our Class A Common Stock is listed on the NYSE under the symbol “WLH.”

DESCRIPTION OF DEBT SECURITIES

This prospectus covers the offer and sale of debt securities of William Lyon Homes, a Delaware corporation, and William Lyon Homes, Inc., a California corporation. As used in this section, the term “applicable issuer” refers to William Lyon Homes in the case of debt securities of William Lyon Homes, or William Lyon Homes, Inc., in the case of debt securities of William Lyon Homes, Inc., in each case excluding any of the issuers’ respective subsidiaries, unless expressly stated or the context requires otherwise.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that may be offered under this prospectus. When a particular series of debt securities is offered and sold, a description of the specific terms of the series will be included in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities that may be offered pursuant to this prospectus may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the applicable issuer and may be issued in one or more series.

The debt securities will be issued under an indenture between the applicable issuer and U.S. Bank National Association, as trustee. Select portions of the indentures to be entered into are summarized below. The summary is not complete. The form of the indentures has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the applicable issuer’s board of directors and set forth or determined in the manner provided in a resolution of such board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The applicable issuer can issue an unlimited amount of debt securities under the applicable indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and the other terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to the applicable issuer in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the applicable issuer may redeem the debt securities;

•	any obligation the applicable issuer will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•	if payments of principal of, or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal, premium, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or set forth in the applicable indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the applicable indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

The applicable issuer may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the applicable indenture. Information on the federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (which is referred to as a “book-entry debt security”), or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office the applicable issuer maintains for this purpose in accordance with the terms of the applicable indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the applicable issuer or the trustee of the certificate to the new holder or the issuance by the applicable issuer or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” in this prospectus for more information.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement. (Article IV)

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

The applicable issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any person (a “successor person”) unless:

•	the applicable issuer is the surviving person or the successor person (if other than the applicable issuer) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the applicable issuer’s obligations on the debt securities and under the applicable indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiaries of the applicable issuer may consolidate with, merge into or transfer all or part of its properties to the applicable issuer. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by the applicable issuer with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

•	default in the performance or breach of any other covenant or warranty by the applicable issuer in the applicable indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after the applicable issuer receives written notice from the trustee or the applicable issuer and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the applicable indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the applicable issuer; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the applicable indenture may constitute an event of default under certain other indebtedness of the applicable issuer or its subsidiaries outstanding from time to time.

The applicable issuer will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to the applicable issuer (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities or the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture. (Section 6.2) You are referred to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The applicable indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the applicable indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any remedy under the applicable indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the applicable indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The applicable indenture will require the applicable issuer, within 120 days after the end of its fiscal year, to furnish to the trustee a statement as to compliance with the applicable indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The applicable indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

The applicable issuer, the applicable guarantors, if any, the trustee may modify, amend or supplement the applicable indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to release any applicable guarantor from any of its obligations under its applicable guarantee of the applicable indenture (to the extent permitted by the applicable indenture);

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to conform the text of the applicable indenture, the applicable guarantees or the applicable securities to any provision of the “Description of Notes” section of an applicable prospectus supplement;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to allow any applicable guarantor to execute a supplemental indenture or guarantee with respect to the applicable securities; or

•	to comply with requirements of the SEC or changes to applicable law. (Section 9.1)

The applicable issuer may also modify and amend the applicable indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	release any applicable guarantor from any of its obligations under its applicable guarantee or the applicable indenture, except as permitted by the applicable indenture; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by the applicable issuer or any guarantor of debt securities of that series with provisions of the applicable indenture or guarantee. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, the applicable issuer and the guarantors, if any, may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). The applicable issuer will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, the applicable issuer has delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	the applicable issuer and any guarantor, if applicable, may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the applicable indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	the applicable issuer or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	the applicable issuer or guarantor(s) must deliver to the trustee an opinion of counsel to the effect that the applicable issuer or guarantor has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of the past, present or future directors, officers, employees or stockholders, as such, of any applicable issuer will have any liability for any of our obligations under the debt securities or the applicable indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Common Stock or preferred stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP, Costa Mesa, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of William Lyon Homes and William Lyon Homes, Inc. Certain other matters will be passed on for us by Bryan Cave LLP, Phoenix, Arizona, Greenberg Traurig LLP, Las Vegas, Nevada, and Davis Wright Tremaine LLP, Seattle, Washington and Portland, Oregon. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of William Lyon Homes as of December 31, 2013 and 2012 and for the year ended December 31, 2013, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through December 31, 2012, incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states that William Lyon Homes entered into a plan of reorganization and emerged from bankruptcy on February 24, 2012, as discussed in notes 2 and 3 to the consolidated financial statements. As a result of the reorganization, William Lyon Homes applied fresh start accounting and the consolidated financial information for periods after the reorganization date is presented on a different cost basis than that for the periods before the reorganization and, therefore, is not comparable.

Our audited consolidated financial statements for the year ended December 31, 2011 incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated herein in reliance upon the report of Windes, Inc., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

The combined financial statements of the Residential Homebuilding Operations of PNW Home Builders, L.L.C. and Affiliates as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT AUDITORS

With respect to the unaudited interim financial information of the Residential Homebuilding Operations of PNW Home Builders, L.L.C. and Affiliates for the periods ended June 30, 2014 and 2013, incorporated by reference herein, the independent auditors have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Exhibit 99.2 in the Company’s Current Report on Form 8-K/A filed with the SEC on September 16, 2014 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Securities Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$77,280
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware Corporation Registrants

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided by, or granted pursuant to, Section 145 will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Third Amended and Restated Certificate of Incorporation of William Lyon Homes provides that, to the fullest extent permitted by the DGCL, a director of the company will not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Further, the liability of a director of the company to the company or its stockholders for monetary damages will be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The company is authorized to provide for indemnification of directors, officers, employees and agents for breach of duty to the corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law.

The Amended and Restated Bylaws of William Lyon Homes provide for indemnification of the officers and directors to the full extent permitted by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent permitted by the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of the company’s officers and directors for liabilities (including reimbursement of expenses incurred arising under the Securities Act of 1933, as amended, or the Securities Act).

The Amended and Restated Bylaws of William Lyon Homes further provide that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving (during such person’s tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law) against all expense, liability and loss reasonably incurred or suffered by such person in connection with such proceeding (for William Lyon Homes, such indemnification rights will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators). Such director or officer has the right to be paid these expenses in advance of a final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the advance payment will be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

California Corporation Registrants

Subsection (b) of Section 317 of the California Corporations Code, or the California Code, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, as defined in that section, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Subsection (c) of Section 317 of the California Code further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 of the California Code provides that indemnification is precluded under certain circumstances, including, (i) in respect of a claim, issue or matter as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court determines (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in Subsections (b) or (c) of Section 317 or in defense of any claim, issue or matter therein, such agent will be indemnified against expenses actually and reasonably incurred in connection therewith. Otherwise, Section 317 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by independent legal counsel in a written opinion if such a quorum of directors is not obtainable, by approval of the shareholders, with shares owned by the person to be indemnified not being entitled to vote, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that such person is not entitled to be indemnified under Section 317.

Section 317 of the California Code further provides that the indemnification provided for under Section 317 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent such additional rights are properly authorized. The indemnification provided for under Section 317 for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. The rights to such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person’s heirs, executors and administrators. Section 317 also empowers the corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

Articles of Incorporation

The Articles of Incorporation of California Equity Funding, Inc., Duxford Financial, Inc., Presley CMR, Inc., HSP Inc., Presley Homes and Sycamore CC, Inc. provide that the corporation is authorized to indemnify the directors and officers to the fullest extent permissible under California law. The Articles of Incorporation also provide that the liability of the directors for monetary damage will be eliminated to the fullest extent permissible under California law.

California Equity Funding Inc., Presley Homes, and Sycamore CC, Inc. also provide in their Articles of Incorporation that if California law is ever amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of directors will be so eliminated or limited.

The Articles of Incorporation of PH-LP Ventures, PH Ventures-San Jose and PH Rielly Ventures provide that the liability of the directors for monetary damage will be eliminated to the fullest extent permissible under California law. Additionally, the corporation is authorized to provide indemnification of agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject to certain statutory limitations. The Articles of Incorporation of PH Reilly Ventures limit the authorization in the previous sentence to breaches of duty to the corporation and its shareholders.

The Articles of Incorporation of William Lyon Homes, Inc. are silent regarding indemnification of directors and officers.

Bylaws

The bylaws of William Lyon Homes, Inc., California Equity Funding, Inc., Duxford Financial, Inc., Presley CMR, Inc., HSP Inc., Presley Homes and Sycamore CC, Inc. provide that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this paragraph, a “Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person’s tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification will be a contract right and will include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding will be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise. No amendment to or repeal of the indemnity provisions will apply to or have any effect on any right to indemnification with respect to any acts or omissions occurring prior to such amendment or repeal. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. The aforementioned indemnity and insurance rights are not exclusive of any other rights which any director, officer, employee or agent may have or acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

The Bylaws of PH-LP Ventures and PH Ventures-San Jose provide that the liability of the directors of the corporation for monetary damages will be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents for breach of duty to the corporation and shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject to certain statutory limits.

The Bylaws of PH Rielly Ventures generally permit indemnification to the extent allowed by Section 317 California Code. The only significant differences between the bylaws and Section 317 California Code exist regarding the exclusivity of the indemnification and the ability of the corporation to purchase insurance. The bylaws provide that the indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. With regard to insurance, the fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance will not render the provisions related to insurance inapplicable if either of the following conditions are satisfied: (a) If authorized in the Articles of Incorporation, any policy is limited to the extent provided by subdivision (d) of Corporations Code Section 204 or (b) The company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization and provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased the policy; and the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Arizona Corporation Registrant

Section 10-850 et seq. of the Arizona Revised Statutes, or A.R.S., provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (for the purposes of this section, a “proceeding”) because either (1) the individual is or was a director against liability incurred in the proceeding and (a) the individual’s conduct was in good faith, (b) the individual (i) in the case of conduct in an official capacity with the corporation, reasonably believed that the conduct was in the corporation’s best interests, (ii) in all other cases, reasonably believed that the conduct was at least not opposed to the corporation’s best interests, and (c) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful; or (2) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless limited by the articles of incorporation, a corporation must indemnify (“mandatory indemnification”) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Unless limited by the articles of incorporation or Section 10-851, Subsection D of the A.R.S., a corporation must indemnify a director who while serving as a director was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation (“outside director”). Unless limited by the articles of incorporation, a corporation must pay an outside director’s expenses in advance of a final disposition of a proceeding, if the director furnishes the corporation with a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the foregoing paragraph and the director furnishes the corporation with a written undertaking executed personally, or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the relevant standard of conduct. Notwithstanding the foregoing, under the provisions that apply exclusively to outside directors a corporation may not provide the indemnification or the advancement of expenses provided for in this paragraph if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in the foregoing paragraph and a court of competent jurisdiction does not otherwise authorize payment under Section 10-854 of the A.R.S.

Section 10-856 of the A.R.S. provides that a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the individual is or was an officer of the corporation (1) to the same extent as a director; and (2) if the individual is an officer but not a director (or if both an officer and director, if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer), to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (b) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

Additionally, a corporation may, before final disposition of the proceeding, pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided that the director furnishes the corporation with (i) a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been properly eliminated under a provision of the articles of incorporation; and (ii) a written undertaking, executed personally or on the director’s behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined that the director did not meet the relevant standard of conduct.

A corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.

Unless a corporation’s articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may also apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

A corporation’s power to indemnify, advance expenses or maintain insurance on behalf of an employee or agent is not limited by the foregoing laws.

The Articles of Incorporation of William Lyon Southwest, Inc. provide that the corporation will indemnify, to the maximum extent permitted by applicable law, any person who incurs liability or expense by reason of such person acting as an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The foregoing indemnification is mandatory when such indemnification is permitted by law. To the fullest extent permitted by the A.R.S., a director will not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director.

The bylaws of William Lyon Southwest, Inc. provide that the corporation will indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed proceedings (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an authorized representative of the corporation (which means a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the maximum extent allowed under the Arizona Business Corporations Act, or the BCA, and not prohibited by the articles of incorporation. To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person will be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by the bylaws to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation. The bylaws also provide for the payment of expenses in advance of the final disposition of such proceeding to the extent permitted under the BCA and not prohibited under the articles of incorporation. Each person who acts as an authorized representative of the corporation will be deemed to be doing so in reliance upon such rights of indemnification as are provided in the articles of incorporation or in the bylaws. The indemnification provided in the articles of incorporation or by the bylaws are not exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and will continue as to a person who has ceased to be an authorized representative of the corporation and will inure to the benefit of the heirs and personal representative of such person.

Arizona Limited Liability Company Registrant

Section 29-610 of the A.R.S. states that, unless otherwise provided in a company’s articles of organization, an Arizona limited liability company may indemnify a member, manager, employee, officer or agent or any other person.

The Operating Agreement of Circle G at the Church Farm North Joint Venture, LLC provides that the company will indemnify, save harmless and pay all judgments and claims against the manager and each member relating to any liability or damage incurred that is attributable to any act performed or omitted to be performed by such individual in connection with the business of the company, including attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees will be paid as incurred. The company will have the right to assume the defense in any action or claim with respect to which it is indemnifying the manager or member. No manager or member will be personally liable or responsible for any claims or obligations, whether to the company, the manager or a member, with respect to any claim or obligation for which the company has agreed to indemnity, save harmless or pay; provided however, that there will be no indemnification of the manager or a member with respect to any liability, claim or obligation attributable to such manager’s or member’s fraud, bad faith, gross negligence or willful misconduct or for any expense, cost or liability for which such manager or member is personally responsible or liable under the terms of the bylaws or any other instrument. The indemnification will apply only in the event, and to the extent, that the manager or a member is not entitled to indemnification, or other payment, from any other source (including insurance). No manager or member will be personally liable for the failure of the company to make distributions as set forth in the bylaws and will not be liable, responsible, accountable in damages or otherwise to the company or the members for any act or omission performed or omitted by such manager or member in connection with the company or its business. Notwithstanding the foregoing, the manager and members will in all instances be liable for acts or omissions in breach of the bylaws or which constitute fraud, gross negligence, willful misconduct or breach of fiduciary duty.

California General Partnership Registrant

Subsection (c) of Section 16401 of the California Code provides that a partnership will reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The general partnership agreement of WLH Enterprises provides that the partnership will indemnify, defend and hold harmless to the maximum extent permitted by law each of the partners for all payments and personal liabilities incurred in the course of the partnership’s business or for the preservation of its business or property so long as such payments or liabilities were incurred (a) with a good faith belief by the partner that such action was authorized and (b) with the good faith belief that the actions taken would be in the best interests of the partnership. The partnership will pay currently the costs of defense, subject to the indemnified party’s confirming the obligation to reimburse the partnership in the event of a definitive determination that the indemnified party did not act with a good faith belief that the action was authorized and a good faith belief that the actions taken would be in the best interests of the partnership or that the indemnification is precluded by applicable law.

California Limited Liability Company Registrants

Under Section 17701.05 of the California Code, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. Under Section 17704.08(b) of the California Code, a limited liability company may purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The operating agreement of Lyon East Garrison Company I, LLC provides that except as required by the applicable provisions of the California Code (Section 17701.011 et seq.), the initial member and any additional members admitted to the company pursuant to the provisions of the operating agreement will not be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the company. Except as otherwise provided in the operating agreement or by other individual contract, no officer or member will be liable to the company or to any member or officer for any loss or damage sustained by the company or any member or officer in such person’s capacity as such, unless the loss or damage is the result of fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law by the officer or member. To the fullest extent permitted by applicable law, an officer or member is entitled to indemnification from the company for any loss, damage, expense (including attorneys’ fees), liability or claim incurred by such officer or member by reason of any act or omission performed or omitted by such officer or member in good faith on behalf of the company and in a manner reasonably believed to be in the best interests of the company and within the scope of authority conferred on such officer or member by the operating agreement, except that no such officer or member is entitled to indemnification for any loss, damage, liability or claim incurred by such officer or member by reason of fraud, deceit, breach of fiduciary duty, reckless or intentional misconduct, gross negligence, or a knowing violation of law; provided, however, that any indemnity provided for by this paragraph be provided out of and to the extent of company assets only, no debt will be incurred by the company or the members in order to provide a source of funds for any indemnity, and no member will have any personal liability (or any liability to make any additional capital contributions) on account thereof. The indemnification will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of member(s) or otherwise.

Delaware Limited Liability Company Registrants

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of each of Lyon Waterfront LLC and Polygon WLH LLC provide that neither the member, any officer of the company nor any other authorized person or other representative of the company (for purposes of this paragraph, “Indemnified Party”) will be liable or accountable in damages or otherwise to the company for any error of judgment or any mistake of fact or law or for anything that such Indemnified Party may do or refrain from doing, except in the case of fraud, willful misconduct or gross negligence in performing or failing to perform such Indemnified Party’s duties. To the maximum extent permitted by law, the company indemnifies, defends, protects and agrees to hold each Indemnified Party wholly harmless from and against any and all loss, expense or damage suffered by such Indemnified Party by reason of anything which such Indemnified Party may do or refrain from doing for and on behalf of the company and in furtherance of its interest, except (i) for losses suffered as a result of such Indemnified Party’s fraud, willful misconduct or gross negligence in performing or in failing to perform such Indemnified Party’s duties, and (ii) any such indemnity will be recoverable only from the assets of the company and the member will not have any personal liability therefor.

Nevada Limited Liability Company Registrants

Section 86.371 of the Nevada Revised Statutes, or the N.R.S., provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

Section 86.411 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 86.421 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the N.R.S. provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.

Section 86.441 of the N.R.S. states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 86.451 of the N.R.S. provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the N.R.S. or for the advancement of expenses made pursuant to Section 86.441 of the N.R.S., may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 86.461 of the N.R.S. permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

The operating agreements of Mountain Falls, LLC and Mountain Falls Golf Course, LLC provide that the company will indemnify each member, including the managing member, if it acts as the project’s general contractor, in the managing member’s capacity as general contractor, and the company will have the power to indemnify any person, who was or is a party, or who is threatened to be made a party, to any proceeding by reason of the fact that such person was or is a member, managing member, officer, employee, or other agent of the company, or was or is serving at the request of the company as a director, officer, employee, or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the company, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. To the extent that an agent of the company has been successful on the merits in defense of any proceeding, or in defense of any claim, issue, or matter in any such proceeding, the agent will be indemnified against expenses actually and reasonably incurred in connection with the proceeding. In all other cases, indemnification will be provided by the company only if authorized in the specific case by a majority of members. Indemnification expenses actually and reasonably incurred may be paid by the company in advance of the final disposition of a proceeding, as authorized by the managing member, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the company.

Washington Limited Liability Company Registrants

Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

The Amended and Restated Limited Liability Company Agreements of 460 Central, L.L.C., Baseline Woods SFD I, L.L.C., Baseline Woods SFD II, L.L.C., Baseline Woods West, L.L.C., Bethany Creek Falls, L.L.C, Brownstone At Issaquah Highlands, L.L.C., Bryant Heights, L.L.C., Bull Mountain Ridge, L.L.C., Calais At Villebois, L.L.C., Cascadian King Company, L.L.C., Cascara At Redmond Ridge, L.L.C., Cedar Falls Way LLC, Cornelius Pass Townhomes, L.L.C., Edgewater Tualatin, L.L.C., Grande Pointe At Villebois, L.L.C., High Point III, L.L.C., Highcroft at Sammamish, L.L.C., Issaquah Highlands Investment Fund, L.L.C., Les Bois At Villebois, L.L.C., Mill Creek Terrace, L.L.C., Murray & Weir SFD, L.L.C., Orenco Woods SFD, L.L.C., Peasley Canyon Homes, L.L.C., PNW Cascadian Company, L.L.C., Polygon At Brenchley Estates, L.L.C., Polygon At Sunset Ridge, L.L.C., Polygon At Villebois II, L.L.C., Polygon At Villebois III, L.L.C., Polygon At Villebois IV, L.L.C., Polygon At Villebois V, L.L.C., Polygon Northwest Company, L.L.C., Polygon Paymaster, L.L.C., Ridgeview Townhomes, L.L.C., Riverfront MF, L.L.C., Riverfront SF, L.L.C., Silverlake Center, L.L.C., Spanaway 230, L.L.C., Sparrow Creek, L.L.C., The Reserve At Maple Valley, L.L.C., The Reserve At North Creek, L.L.C., Twin Creeks At Cooper Mountain, L.L.C., Viewridge At Issaquah Highlands, L.L.C. and W.R. Townhomes F, L.L.C. provide for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, employees, agents of the member and any affiliate of any member for any loss, claim, damage or expense arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, except (i) for losses suffered as a result of such person’s willful misconduct or gross negligence in performing or in failing to perform such person’s duties, and (ii) any such indemnity will be recoverable only from the assets of the company and the member will not have any personal liability therefor.

Oregon Limited Liability Company Registrant

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The Operating Agreement of Cascadian South L.L.C. provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, employees, agents of the member and any affiliate of any member for any loss, claim, damage or expense arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, except (i) for losses suffered as a result of such person’s willful misconduct or gross negligence in performing or in failing to perform such person’s duties, and (ii) any such indemnity will be recoverable only from the assets of the company and the member will not have any personal liability therefor.

Other

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In addition, the Company has entered into indemnification agreements with each of our executive officers and directors pursuant to which the company has agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by any registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

WILLIAM LYON HOMES,
a Delaware corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Executive Chairman, Director

*
Douglas K. Ammerman	Director

*
Gary H. Hunt	Director

*
Matthew R. Niemann	Director

*
Nathaniel Redleaf	Director

*
Lynn Carlson Schell	Director

Signature	Title

*
Michael Barr	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

WILLIAM LYON HOMES, INC.,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CALIFORNIA EQUITY FUNDING, INC.,
a California corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
Richard S. Robinson	President, Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer, Director (Principal Financial and Accounting Officer)

*
William H. Lyon	Director

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PH-LP VENTURES,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

DUXFORD FINANCIAL, INC.,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

SYCAMORE CC, INC.,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer Director (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PRESLEY CMR, INC.,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

WILLIAM LYON SOUTHWEST, INC.,
an Arizona corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PH-RIELLY VENTURES,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

HSP INC.,
a California corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
Richard S. Robinson	President, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Treasurer, Director (Principal Financial and Accounting Officer)

*
William H. Lyon	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PH VENTURES-SAN JOSE,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PRESLEY HOMES,
a California corporation

By:	/s/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
General William Lyon	Director

*
Richard S. Robinson	Director

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

WLH ENTERPRISES,
a California general partnership

By:	William Lyon Homes, Inc.,
a California corporation
Its:	General Partner

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

By:	Presley CMR, Inc.,
a California corporation
Its:	General Partner

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer of General Partner, Member of Management Committee (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of General Partner (Principal Financial and Accounting Officer)

*
Richard S. Robinson	Member of Management Committee

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

LYON EAST GARRISON COMPANY I, LLC,
a California limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

*
General William Lyon	Director of Sole Member

*
Richard S. Robinson	Director of Sole Member

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

LYON WATERFRONT LLC,
a Delaware limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

*
General William Lyon	Director of Sole Member

*
Richard S. Robinson	Director of Sole Member

*/s/ COLIN T. SEVERN
Colin T. Severn Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC,
an Arizona limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Manager

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of Manager (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Manager (Principal Financial and Accounting Officer)

*
General William Lyon	Director of Manager

*
Richard S. Robinson	Director of Manager

*/s/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

MOUNTAIN FALLS, LLC,
a Nevada limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

*
General William Lyon	Director of Sole Member

*
Richard S. Robinson	Director of Sole Member

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

MOUNTAIN FALLS GOLF COURSE, LLC,
a Nevada limited liability company

By:	WLH ENTERPRISES, a California general partnership
Its:	Managing Member

	By:	William Lyon Homes, Inc., a California corporation
	Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

	By:	Presley CMR, Inc. a California corporation
	Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of General Partner of Managing Member (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of General Partner of Managing Member (Principal Financial and Accounting Officer)

Signature	Title

*
General William Lyon	Director of General Partner of Managing Member

*
Richard S. Robinson	Director of General Partner of Managing Member

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON WLH LLC,
a Delaware limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ William H. Lyon
William H. Lyon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

*
William H. Lyon	Chief Executive Officer and Director of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

*
General William Lyon	Director of Sole Member

*
Richard S. Robinson	Director of Sole Member

*/S/ COLIN T. SEVERN
Colin T. Severn
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

460 CENTRAL, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BASELINE WOODS SFD I, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BASELINE WOODS SFD II, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BASELINE WOODS WEST, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BETHANY CREEK FALLS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BRYANT HEIGHTS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

BULL MOUNTAIN RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CALAIS AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CASCADIAN KING COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CASCADIAN SOUTH L.L.C.,
an Oregon limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CASCARA AT REDMOND RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CEDAR FALLS WAY LLC,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

CORNELIUS PASS TOWNHOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

EDGEWATER TUALATIN, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

GRANDE POINTE AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

HIGH POINT III, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

HIGHCROFT AT SAMMAMISH, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

LES BOIS AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

MILL CREEK TERRACE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

MURRAY & WEIR SFD, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

ORENCO WOODS SFD, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PEASLEY CANYON HOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

PNW CASCADIAN COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT BRENCHLEY ESTATES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT SUNSET RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT VILLEBOIS II, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT VILLEBOIS III, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT VILLEBOIS IV, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON AT VILLEBOIS V, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON NORTHWEST COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

POLYGON PAYMASTER, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

RIDGEVIEW TOWNHOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

RIVERFRONT MF, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

RIVERFRONT SF, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

SILVERLAKE CENTER, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

SPANAWAY 230, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

SPARROW CREEK, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

THE RESERVE AT MAPLE VALLEY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

THE RESERVE AT NORTH CREEK, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 24th day of October, 2014.

W.R. TOWNHOMES F, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of October 24, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to William Lyon Homes’s Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.2	Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to William Lyon Homes’s Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.3	Certificate of Ownership and Merger (incorporated by reference to William Lyon Homes’s Current Report on Form 8-K filed with the SEC on January 5, 2000).

3.4	Certificate of Ownership and Merger (incorporated by reference to William Lyon Homes’s Annual Report on Form 10-K for the year-ended December 31, 2006).

3.5	Articles of Incorporation of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the SEC on November 17, 2011).

3.6	Bylaws of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Registration Statement on Form S-4 (File No. 333-187867))

4.1**	Form of Indenture for Debt Securities.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Bryan Cave LLP.

5.3	Opinion of Greenberg Traurig, LLP.

5.4	Opinion of Davis Wright Tremaine LLP.

12.1**	Statement Regarding the Computation of Ratio of Earnings (Loss) to Fixed Charges and Preferred Stock Dividends for the Period from January 1, 2014 through June 30, 2014, the Year Ended December 31, 2013, the period from January 1, 2012 through February 24, 2012, the Period from February 25, 2012 through December 31, 2012, and for the Years Ended December 31, 2011, 2010 and 2009.

15.1	Awareness Letter of KPMG LLP

23.1	Consent of Windes, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of KPMG LLP, Independent Auditors.

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.5	Consent of Bryan Cave LLP (included in Exhibit 5.2).

23.6	Consent of Greenberg Traurig, LLP (included in Exhibit 5.3).

23.7	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.4).

24.1**	Powers of Attorney.

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.1 above.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Previously filed with the Registration Statement on Form S-3 filed with the SEC on September 17, 2014 (File No. 333-198793).